Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-226291) pertaining to the Amended and Restated 2008 Stock Incentive Plan, the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan of Constellation Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-8 No. 333-230294) pertaining to the 2018 Equity Incentive plan of Constellation Pharmaceuticals, Inc.,
(3)	Registration Statement (Form S-8 No. 333-237053) pertaining to the 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Constellation Pharmaceuticals, Inc., and
(4)	Registration Statement (Form S-3 Nos. 333-235550, 333-235417 and 333-232992) of Constellation Pharmaceuticals, Inc.;

of our reports dated February 24, 2021, with respect to the consolidated financial statements of Constellation Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Constellation Pharmaceuticals included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 24, 2021